Exhibit 5.1

May 14, 2025

Contineum Therapeutics, Inc.
3565 General Atomics Court, Suite 200
San Diego, California 92121

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Contineum Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the Securities (as defined below).

The Registration Statement relates to the proposed issuance and sale by the Company, from time to time, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (each a “Prospectus Supplement”), of up to an aggregate offering price of $300,000,000, or the equivalent thereof, of shares of the Company’s Class A common stock, $0.001 par value per share (the “Common Stock”), shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”), debt securities (the “Debt Securities”), warrants to purchase any of the securities described above (the “Warrants”), and Units comprised of one or more of the shares of Common Stock or Preferred Stock, Debt Securities or Warrants (the “Units”, together with the Common Stock, the Preferred Stock, the Debt Securities or the Warrants, the “Securities”).

The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein and the Prospectus Supplements. The Debt Securities are to be issued in one or more series pursuant to an indenture (including any officer’s certificate or supplemental indenture used to issue the Debt Securities, the “Indenture”) to be entered into between the Company and a bank or trust company to be named in the Indenture and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as trustee (the “Trustee”), the form of which is filed as an exhibit to the Registration Statement. The Warrants will be issued pursuant to a warrant agreement (each, a “Warrant Agreement”) to be entered into between the Company and a bank or trust company, as warrant agent (each, a “Warrant Agent”), which will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in such Registration Statement by reference. The Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each, a “Certificate of Designation”), which will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in such Registration Statement by reference.

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and  records we have reviewed; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (v) that a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (vi) that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (vii) that a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (ix) that the Indenture will be the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms, and will be duly qualified under the Trust Indenture Act, and that the applicable Trustee will be duly eligible to serve as trustee; (x) with respect to shares of Common Stock or Preferred Stock offered, that there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents that are not otherwise reserved for issuance; and (xi) the legal capacity of all natural persons.  As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on such examination, we are of the opinion that:

1.

With respect to shares of the Common Stock to be sold by the Company, when both: (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and the terms of the offering of the shares of Common Stock and related matters; and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Common Stock will be validly issued, fully paid and nonassessable;

2.

With respect to any particular series of shares of Preferred Stock, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a certificate of designation relating to such Preferred Stock conforming to the Delaware General Corporation Law (a “Certificate”) and the filing of the Certificate with the Secretary of State of the State of Delaware; and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Preferred Stock will be validly issued, fully paid and nonassessable;

3.

With respect to the Indenture, when the Indenture has been duly authorized, executed and delivered by the Company, the Indenture will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

4.

With respect to the Debt Securities to be issued under the Indenture, when (a)(i) the terms of the Debt Securities have been duly established and authorized by the Company, (ii) the Indenture has been duly executed and delivered by the Company, (iii) the issuance and sale of the Debt Securities has been duly authorized by all necessary action (corporate or otherwise) and (iv) the Debt Securities have been duly executed by the Company and duly authenticated by the Trustee in accordance with the terms of the Indenture, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and (b) when the Debt Securities to be offered and issued by the Company upon exercise of the Warrants have been issued by the Company against payment in full of the consideration and in accordance with the applicable Warrant and the Indenture, the Debt Securities will be duly authorized and legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

5.

With respect to the Warrants, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants and related matters; and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, warrant or similar agreement duly authorized, executed and delivered by the Company and a Warrant Agent, and the certificates for the Warrants have been duly executed and delivered by the Company and such Warrant Agent, then the Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

6.

With respect to the Units, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Units, the terms of the offering thereof, and related matters, including the adoption of a unit agreement, as applicable; and (b) the Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable unit agreement and in the manner contemplated by the applicable Prospectus Supplement and by such corporate action (assuming the securities issuable upon exercise of such Units have been duly authorized and reserved for issuance by all necessary corporate action and the applicable Indenture and Debt Securities have been duly executed by the Company and such Debt Securities have been authenticated by the applicable Trustee in accordance with the Indenture), then the Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion that any document is legal, valid and binding is qualified as to:

(a)	limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b)	rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c)

general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

We express no opinion as to the laws of any other jurisdiction, other than the Federal laws of the United States of America, the laws of the State of New York (including in each case the rules or regulations promulgated thereunder or pursuant thereto) and the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit.

Very truly yours,

/s/ Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP